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                         INDEPENDENT CERTIFIED PUBLIC
                             ACCOUNTANTS' CONSENT


We have issued our report dated January 21, 1998, accompanying the consolidated financial statements of Gast Manufacturing Corporation and Subsidiaries as of and for the year ending December 28, 1997 appearing in the Form 8-K/A of IDEX Corporation filed on February 6, 1998, which is incorporated by reference in Registration Statement (No. 333-41627) on Form S-3 of IDEX Corporation and in Registration Statements (No. 33-47678, No. 33-56586 and No. 333-18643) of IDEX Corporation on Form S-8. We consent to the incorporation by reference in the Registration Statements of the aforementioned report.


                                                    GRANT THORNTON LLP


Chicago, Illinois
February 6, 1998